                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 12, 1999 except for paragraph 6 of Note 9, as to which the date is November 4, 1999, in the Registration Statement (Amendment No. 4 to Form S-1) of NetRatings, Inc. dated December 1, 1999.



Palo Alto, California
November 30, 1999


--------------------------------------------------------------------------------

    The foregoing consent is in the form that will be signed upon the effectiveness of the stock split as described in Note 5 to the financial statements.

                                                      /s/ ERNST & YOUNG LLP


Palo Alto, California
November 30, 1999